UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

001-35882 (Commission File Number)
Delaware (State or other jurisdiction of incorporation)	43-2099257 (IRS Employer Identification No.)

6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code): (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of stockholders of Blackhawk Network Holdings, Inc. (the “Company”) held on June 10, 2016, the stockholders approved amendments to the Company’s Certificate of Incorporation (“Charter”) to declassify the Company’s Board of Directors (“Board”) effective at the Company’s 2017 annual meeting of stockholders. The Charter, as amended, became effective on June 9, 2017. To effect the declassification, all directors on the Company’s Board resigned effective June 9, 2017 and stood for annual election at the annual meeting of stockholders of the Company held on the same date. In addition, the Board previously approved conforming amendments to the Company’s Amended and Restated Bylaws that primarily reflected the Board declassification, which took effect concurrently with the effectiveness of the Charter amendments.

The foregoing summaries of the Charter and Amended and Restated Bylaws are qualified in their entirety by reference to the full text of the Charter and Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on June 9, 2017, stockholders voted on the following five proposals, as described in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 20, 2017 (the “2017 Proxy Statement”):

Proposal 1: Election of Directors

Each of the following nominees was elected with the following votes:

Name	For	Withheld	Broker Non-Votes
Anil Aggarwal	48,890,519	379,723	3,825,628
Richard H. Bard	48,468,365	801,877	3,825,628
Thomas Barnds	48,890,116	380,126	3,825,628
Steven A. Burd	48,480,076	790,166	3,825,628
Robert L. Edwards	35,878,873	13,391,369	3,825,628
Jeffrey H. Fox	48,907,190	363,052	3,825,628
Mohan Gyani	48,281,869	988,373	3,825,628
Paul Hazen	48,699,313	570,929	3,825,628
Robert B. Henske	48,907,470	362,772	3,825,628
Talbott Roche	48,885,324	384,918	3,825,628
Arun Sarin	48,235,152	1,035,090	3,825,628
William Y. Tauscher	48,777,126	493,116	3,825,628
Jane J. Thompson	48,200,383	1,069,859	3,825,628

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2017 fiscal year ending December 30, 2017

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year ending December 30, 2017 with the following votes:

For	Against	Abstentions
52,511,009	348,183	236,678

Proposal 3: Approval of, on a non-binding, advisory basis, the compensation of the Company’s named executive officers

The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
47,247,947	1,776,548	245,747	3,825,628

Proposal 4: Non-binding, advisory vote on the frequency of future say-on-pay votes

Stockholders recommended, on a non-binding, advisory basis, to hold an advisory vote on the compensation of the Company's named executive officers on an annual basis. The voting results were as follows:

1-Year	2-Year	3-Year	Abstentions	Broker Non-Votes
45,235,794	67,175	3,726,093	241,180	3,825,628

Based on these results and consistent with the Board’s recommendation to stockholders in the 2017 Proxy Statement, the Company plans to include a stockholder vote on the compensation of executives in its proxy materials annually until the next required vote on the frequency of stockholder votes on the compensation of executives.

Proposal 5: Approval of the amendment to the Company’s 2013 Equity Incentive Award Plan, or the 2013 Plan

Stockholders approved the amendment to the Company’s 2013 Plan. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
31,288,333	17,733,985	247,924	3,825,628

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
3.1	Third Amended and Restated Certificate of Incorporation of Blackhawk Network Holdings, Inc.
3.2	Amended and Restated Bylaws of Blackhawk Network Holdings, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2017	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ Kirsten Richesson
	Name:	Kirsten Richesson
	Title:	General Counsel and Secretary